UNITED STATES

SECURITIES AND EXCHANGE COMMISION

Washington, D.C. 20549

FORM 8-K
CURRENT REPORT

Pursuant
To Section 18 or 15(d) of
the Securities Exchange Act of 1934
Date of Report (Date of earliest reported): November 24, 2008

MEGOLA, INC.
(EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

Nevada	000-49815	88-0492605
(State or other jurisdiction	(Commission	(I.R.S. employer
of incorporation)	File Number)	identification number)

704 Mara St., Suite 111, Point Edward, Ontario N7V 1X4
(Address of principal executive offices) (Zip code)

(519) 336-0628
Registrant's telephone number, including area code

446 Lyndock St., Suite 102, Corunna, Ontario N0N 1G0
(Former Address If Changed since Last Report)

ITEM 1.01 ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

On November 24, 2008 we entered into a Consulting Agreement with Regal Capital Partners, LLC to assist and advise us in identifying investor relations and/or public relations and/or market relations organizations to be utilized by the us and assisting us with such investor relations and/or public relations and/or market relations organizations which are engaged by Megola Inc.;

The basic services to be performed by Regal Capital Partners, LLC for the duration of the agreement will include, but not be limited to, the following:

A.	Analyze Megola Inc.’s needs with respect to public relations and/or investor relations and/or market relations.

B.	Oversee and facilitate, for the benefit of Megola Inc., any and all Investor relations and/or public relations and/or market relations organizations which are engaged by Megola Inc.;

C.	Consult and assist Megola Inc. in developing and implementing appropriate plans and means for presenting Megola Inc. and its business plans, strategy and personnel to the financial community.

D.	Assist and advise Megola Inc. with respect to its relations with brokers, dealers, analysts, and other investment professionals.

E.	Otherwise perform as Megola Inc.'s consultant for public relations and/or investor relations and/or market relations.

F.	Assist and advise Megola Inc. in introduction to various market makers, investment banking and small cap firms.

G.	Assist and advise Megola Inc. in the process of potentially moving from the Pink Sheets to the OTCBB.

The Agreement contains other terms and conditions and has been filed as an exhibit to this report. Please refer to the exhibit for additional information.

ITEM 8.01 OTHER EVENTS

Press Release attached as Exhibit 99

ITEM 9.01 EXHIBITS

10.0 Consulting Agreement with Regal Capital Partners, LLC

99 Press Release

SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

Megola, Inc. (Registrant)

Dated: November 24, 2008	By:	/s/ Joel Gardner
Joel Gardner, President